SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K/A



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 03, 2003



                              SITESTAR CORPORATION
             (Exact name of registrant as specified in its charter)




            Nevada                     000-27763                  88-0397234

(State of Incorporation)       (Commission File Number)         (IRS Employer
                                                             Identification No.)

                              7109 Timberlake Road
                               Lynchburg, VA 24502
               (Address of principal executive offices) (Zip Code)


                                 (434) 239-4272
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) By letter dated February 7, 2003, Sitestar Corporation (the "Company") terminated Stonefield Josephson, Inc. as independent certified accountants for the Company. The decision to change accountants was recommended by the Company's Board of Directors.

The report of the Company's former independent certified accountants, Stonefield Josephson Inc., covering the two fiscal years ended December 31, 2000 and 2001 did not include an adverse opinion or disclaimer of opinion, and was not qualified as to the audit scope or accounting principles.

In connection with the audits of the two most recent fiscal years and during any subsequent interim periods preceding the termination of Stonefield Josephson, Inc., there did not develop any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure between such former independent certified accountants and management of the Company or other reportable events which have not been resolved to the Company's former independent certified accountants' satisfaction. Stonefield Josephson, Inc. had been the Company's independent certified accountants since approximately February 2001.

The Company has requested Stonefield Josephson to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. Such letter is filed as an exhibit to this amended Report.

None of the reportable events described under 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years ended December 31, 2001 and December 31, 2000 and the subsequent interim period through February 10, 2003.



(b) As of February 3, 2003, the Company engaged McLeod & Company as the Company's independent auditors to replace Stonefield Josephson, Inc. During the most recent fiscal year of the Company ended December 31, 2001, and the subsequent interim period through February 3, 2002, the Company did not consult with McLeod and Company regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K of the Securities Exchange Act of 1934.


Item 7.  Financial Statements and Exhibits

  (c)   Exhibits:

  Exhibits    Description
  --------    -----------

  16.1      Letter from Stonefield Josephson, Inc.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 6, 2003

                                    SITESTAR CORPORATION



                                    By:  /s/ Frank Erhartic
                                         -------------------
                                    Name:  Frank Erhartic
                                    Title: Chairman